www.genpt.com

News Release

August 11, 2026

FOR IMMEDIATE RELEASE

Genuine Parts Company Declares Regular Quarterly Dividend

ATLANTA – Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, announced today its Board of Directors declared a regular quarterly cash dividend of one dollar and six and one quarter cents ($1.0625) per share on the company’s common stock.

The dividend is payable on October 2, 2026 to shareholders of record on September 4, 2026.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across North America, Europe and Australasia, while our Industrial Parts Group serves customers across North America and Australasia. We keep the world moving with a vast network of over 10,800 locations spanning 17 countries supported by more than 65,000 teammates. Learn more at genpt.com.

Investor Contact:	Media Contact:
Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Vice President - Investor Relations	Vice President - Global Strategic Communications

Source: Genuine Parts Company